EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 033-71320) of my opinion dated May 29, 2025, which was filed as Exhibit (i) to Post-Effective Amendment No. 69.

/s/ Nicholas S. Di Lorenzo
Nicholas S. Di Lorenzo, Esq.

May 28, 2026
Boston, Massachusetts

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